SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

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      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            CyberSource Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                            CyberSource Corporation

                                 [Company Logo]

                               -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 10, 2001

To the Stockholders of CyberSource Corporation:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of CyberSource Corporation, a Delaware corporation (the "Company"), will be held at the Company's headquarters, 1295 Charleston Road, Mountain View, California 94043, on Thursday, May 10, 2001, at 10:00 a.m., local time, for the following purposes:

      1. To elect five directors of the Company to serve until the 2002 Annual Meeting of Stockholders.

      2. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 2001.

      3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

      The Board of Directors has fixed the close of business on March 26, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

      Whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible, in the postage-prepaid envelope provided, to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                     By Order of the Board of Directors,

                                     Richard Scudellari
                                     Secretary

Mountain View, California
April 13, 2001

                            CYBERSOURCE CORPORATION
                              1295 Charleston Road
                        Mountain View, California 94043

                          ---------------------------

                                PROXY STATEMENT

General Information

      This Proxy Statement is furnished to stockholders of CyberSource Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors (the "Board") of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company and any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting is to be held on Thursday, May 10, 2001, at 10:00 a.m., local time, at the Company's headquarters, 1295 Charleston Road, Mountain View, California 94043. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of the Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

      The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company has retained MacKenzie Partners, a proxy solicitation firm, to assist in the solicitation of proxies for a fee not to exceed $5,000, plus customary out-of-pocket expenses and service fees. The Company may conduct further solicitations personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

      The close of business on March 26, 2001 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 35,168,644 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or approximately 17,584,323 of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

      Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes for or against the proposal and will have no effect on the result of the vote.

Deadline for Receipt of Stockholder Proposals

      Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the Company's 2002 Annual Meeting of Stockholders, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company between January 17, 2002 and February 16, 2002. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

      Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented at the

Company's 2002 Annual Meeting of Stockholders must be received by the Company not later than December 3, 2001 in order to be considered for inclusion in the Company's proxy materials for that meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

      As set by the Board of Directors (the "Board" or "Board of Directors") pursuant to the Bylaws of the Company, the authorized number of directors is currently set at five. Five directors will be elected at the Annual Meeting. The five nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the five nominees of the Board of Directors named below. In the event that any nominee of the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

      Certain information about the director nominees is furnished below.

      William S. McKiernan founded CyberSource and has been the Company's Chief Executive Officer and Chairman of the Board of Directors since the Company's inception in December of 1997. In 1994, Mr. McKiernan co-founded Beyond.com Corporation, an on-line reseller of computer software, and was its Chairman and Chief Executive Officer from its inception until 1998. He currently serves as Chairman of the Board of Directors of Beyond.com Corporation. From 1992 to 1994, Mr. McKiernan was employed by McAfee Associates, Inc. (now known as Network Associates), a developer of computer security software, where he served as President and Chief Operations Officer during its initial public offering in October 1992. Prior to joining McAfee Associates in 1992, Mr. McKiernan was Vice President of Princeton Venture Research, Inc., an investment banking and venture consulting firm from 1990 to 1992. Mr. McKiernan also held management positions with IBM/ROLM, a telecommunications company, and Price Waterhouse. Mr. McKiernan holds a B.S. from Boston College and an M.B.A. from the Harvard Business School.

      Steven P. Novak has been a director of the Company since the Company's inception in December 1997. Mr. Novak is a Managing Director at C.E. Unterberg, Towbin. From February 1993 to January 1998, Mr. Novak served as co-founder, President, and Chief Investment Officer of C.E. Unterberg, Towbin Advisors, a registered investment advisor. Mr. Novak also serves as a director of several privately-held companies. Mr. Novak's prior affiliations include, among others, Forstmann Leff Associates, a fund manager, Sanford C. Bernstein & Company, Inc., an independent investment counselor, and Harris Bankcorp, a multibank holding company. Mr. Novak holds a B.S. from Purdue University and an M.B.A. from the Harvard Business School.

      John J. McDonnell, Jr. has been a director of the Company since September 2000. Mr. McDonnell previously served as Chief Executive Officer of PaylinX Corporation ("PaylinX") from January 2000, and as a director of PaylinX from February 1999, both until the Company's acquisition of PaylinX in September 2000. He served as President, Chief Executive Officer and a director of Transaction Network Services, Inc. from its founding in 1990 until its acquisition by PSINet Inc. in 1999. From 1987 to 1989, Mr. McDonnell served as President and Chief Executive Officer of Digital Radio Networks, Inc., a local access bypass carrier for point-of-sale transactions. Mr. McDonnell has previously served as Group Vice President for the Information Technologies and Telecommunications Group of the Electronic Industries Association; Vice President, International Operations and Vice President, Sales, for Tymnet, Inc. with responsibility for both private network sales and public network services; and Director of Technology and Telecommunications for the National Commission on Electronic Funds Transfer. Mr. McDonnell was one of the founding members of the Electronics Funds Transfer Association and serves on its Board of Directors. Mr. McDonnell is also a director of Credit Management Solutions, Inc., a software development company, and Intelidata Technologies, Inc., an electronic commerce company. Mr. McDonnell holds a BEE from Manhattan College and a MEE from Rensselaer Polytechnic University.

      Richard Scudellari has been a director of Company since the Company's inception in December 1997. Mr. Scudellari has been a partner at Morrison & Foerster LLP, a law firm, since February 1999. From 1990 to January 1999, Mr. Scudellari was a partner at Jackson Tufts Cole & Black, LLP, a law firm. Mr. Scudellari is also a director of Beyond.com Corporation. Mr. Scudellari holds a B.S. and J.D. from Boston College.

      Kenneth R. Thornton has been a director of the Company since April 2001. Mr. Thornton was General Manager of IBM's Worldwide Public Sector business from 1997 until his retirement in March 2001, where his responsibilities included the Government Healthcare and Education industries, and previously served as General Manager of the Government unit. Prior to that, he was Vice President and General Manager of marketing and service operations for IBM in the mid-Atlantic states. An IBM employee for 33 years, Mr. Thornton is a graduate of Barton College with a B.S. in Business Administration and holds certificates of study from the Harvard Business School, University of California at Berkeley School of Business and IBM's International Executive Program.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE NOMINEES NAMED ABOVE.

Meetings and Committees of the Board of Directors

      During 2000, the Board met six times. No director attended fewer than four of all the meetings of the Board and its committees on which he or she served after becoming a member of the Board. The Board has three committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Although there are no formal procedures for stockholders to recommend nominations, the Nominating Committee will consider stockholder recommendations. Such recommendations should be addressed to the Company's Secretary, at our principal executive offices.

      Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix 1 to this Proxy Statement. The Audit Committee held four meetings in 2000. The current members of the Audit Committee are Messrs. McDonnell, Novak, Scudellari and Thornton. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The members of the Audit Committee are "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

      The Compensation Committee held one meeting in 2000. The current members of the Compensation Committee are Messrs. McDonnell, Novak, Scudellari and Thornton. The Compensation Committee's functions are to establish and apply the Company's compensation policies with respect to its executive officers and certain other employees. In addition, the Compensation Committee administers the Company's incentive compensation and benefit plans.

      The Nominating Committee was formed in February 2001. The current members of the Nominating Committee are Messrs. McDonnell, Novak and Scudellari. Throughout the year the Nominating Committee monitors the size and composition of our Board of Directors. Prior to our annual meeting of stockholders, the Nominating Committee, pursuant to guidelines designed to highlight the necessary qualifications, assists the existing Board in selecting the candidates that will be presented to our stockholders for election to serve the Company until the next annual meeting.

Director Compensation

      The Company does not pay directors cash compensation for their services as directors or members of committees of the Board of Directors. The Company does reimburse them for their reasonable expenses incurred in attending meetings of the Board of Directors. In addition, each new non-employee director receives an option to purchase 25,000 shares of the Company's Common Stock upon joining the Board of Directors. Each incumbent non-employee director is granted an option to purchase an additional 10,000 shares of the Company's Common Stock thereafter annually on January 1. All options are immediately exercisable upon grant and the shares issued upon exercise remain subject to a right of repurchase as determined under the 1999 Option Plan.

Compensation Committee, Insider Participation and Interlocks

      None of the members of the Company's Compensation Committee is an executive officer or employee of CyberSource. Two members of the Company's Board of Directors also serve as members of the Board of Directors of Beyond.com Corporation. Other than with respect to Beyond.com Corporation, no interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has an interlocking relationship existed in the past.

Relationships Among Directors or Executive Officers

      There are no family relationships among any of the directors or executive officers of the Company.

                                 PROPOSAL NO. 2

        RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for 2001 and recommends that the stockholders ratify such selection. The Audit Committee considered whether Ernst & Young LLP's provision of any professional services other than its audit of our annual financial statements and quarterly financial statements is compatible with maintaining the auditors' independence. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Ernst & Young LLP as the independent auditors for 2001. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Audit Fees. Ernst & Young LLP billed us an aggregate of $156,300 for professional services rendered for the audit of our annual financial statements for the most recent fiscal year and the reviews of the financial statements included in our Forms 10-Q for that fiscal year.

      Financial Information Systems Design and Implementation Fees. Ernst & Young LLP billed us an aggregate $702,466 for financial information systems design and implementation, as defined in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, rendered during the most recent fiscal year.

      All Other Fees. Ernst & Young billed the Company an aggregate of $288,624 for professional services rendered during the most recent fiscal year, excluding fees for audit services or financial information systems design and implementation.

      Leased Employees. For the most recent fiscal year, none of the hours expended on Ernst & Young LLP's audit of our financial statements for the most recent fiscal year were attributed to work performed by persons other than such firm's full-time permanent employees.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF
       ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2001.

                                   MANAGEMENT

Officers, Directors and Key Employees

      The officers, key employees and directors of the Company, their ages and their positions as of March 26, 2001, are as follows:

  Name                                Age    Position(s)
  ----                                ---    -----------
  Executive Officers
   William S. McKiernan............    44    Chairman of the Board of Directors
                                             and Chief Executive Officer
   David D. Daetz..................    36    Senior Vice President of Corporate
                                             Business Development and Alliances
                                             Worldwide
   Robert J. Ford .................    51    Senior Vice President of Product
                                             Development
   Gregory W. Madsen...............    38    Senior Vice President of Corporate
                                             Strategy and Culture
   Joseph Richards.................    44    Senior Vice President of Worldwide
                                             Sales and Marketing

  Key Employees
   Thomas A. Arnold................    45    Chief Technical Officer
   Joseph Bastable ................    45    Vice President of Channel Sales
   Michael Brechheisen ............    41    Vice President of Direct Sales
   Carol J. Buckreus ..............    42    Vice President of Operations
   Donald L. Endres................    40    Vice President of Internet Stored
                                             Value Services
   Steven W. Klebe.................    45    Vice President of Strategic
                                             Alliances
   Patricia A. Martin..............    39    Vice President of Customer Support
   Tracy L. Wilk...................    42    Vice President of Product
                                             Management

  Directors
   John J. McDonnell Jr.(1)(2)(3)..    63    Director
   Steven P. Novak(1)(2)(3)........    53    Director
   Kenneth R. Thornton(1)(2)(4)....    59    Director
   Richard Scudellari(1)(2)(3).....    44    Director and Secretary


----------
(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Nominating Committee
(4) Mr. Thornton's membership on the Board of Directors commenced in April, 2001

      William S. McKiernan founded CyberSource and has been the Company's Chief Executive Officer and Chairman of its Board of Directors since the Company's inception in December of 1997. In 1994, Mr. McKiernan co-founded Beyond.com Corporation, an on-line reseller of computer software, and was its Chairman and Chief Executive Officer from its inception until 1998. He currently serves as Chairman of the Board of Directors of Beyond.com Corporation. From 1992 to 1994, Mr. McKiernan was employed by McAfee Associates, Inc. (now known as Network Associates), a developer of computer security software, where he served as President and Chief Operations Officer during its initial public offering in October 1992. Prior to joining McAfee Associates in 1992, Mr. McKiernan was Vice President of Princeton Venture Research, Inc., an investment banking and venture consulting firm from 1990 to 1992. Mr. McKiernan also held management positions with IBM/ROLM, a telecommunications company, and Price Waterhouse. Mr. McKiernan holds a B.S. from Boston College and an M.B.A. from the Harvard Business School.

      David D. Daetz joined the Company in June 1999 and has served as the Company's Senior Vice President of Corporate Business Development and Alliances Worldwide since January 2001, prior to which he served as the Company's Vice President of Corporate Business Development Worldwide. From 1997 to June 1999, Mr. Daetz was Senior Director of Corporate Business Development at Symantec Corporation, a software developer. From 1989 to 1997, Mr. Daetz held management positions in business development, product marketing and marketing at Apple Computer, Inc. Mr. Daetz holds a B.S. in Industrial Engineering / Engineering Management and a B.A. in International Relations from Stanford University and an M.B.A. from San Jose State University.

      Robert J. Ford joined the Company in June 1999 and has served as the Company's Senior Vice President of Product Development since October 2000, prior to which he served as the Vice President of Engineering. From 1997 to 1999, Mr. Ford was Vice President of Engineering for Extensity, Inc., a vendor of web-based e-business applications. From 1995 to 1997,

Mr. Ford served as Vice President of Engineering for Intrinsa Corporation, a developer of defect detection software. From 1992 to 1995, Mr. Ford was Vice President of Engineering for Objectivity, Inc., a developer of database management systems. Mr. Ford was employed by Boole & Babbage, Inc., a vendor of systems management software, from 1980 to 1992, where he was Vice President of Systems from 1989 to 1992. Mr. Ford received a B.S. from Witwatersrand College for Advanced Technical Education in South Africa.

      Gregory W. Madsen joined the Company in January 2000 and has served as our Senior Vice President Corporate Strategy and Culture since January 2001, prior to which he served as our Vice President Corporate Strategy and Culture. Before joining CyberSource, Mr. Madsen was a Principal at Catalyst Consulting Team from 1995 to 1999, where he partnered with high tech firms on the development and implementation of their strategic plans. From 1989 to 1995, Mr. Madsen was a Senior Associate at Interaction Associates, a management consulting and training firm where his work focussed on Change Management and on building more collaborative organizations. From 1987 to 1989, Mr. Madsen was a Principal at Ontara Corporation, a high tech project management firm. Mr. Madsen received his degree in Organizational Behavior from Brigham Young University.

      Joseph Richards joined us in April 2000 and has been our Senior Vice President of Worldwide Sales since January 2001, prior to which he served as our Vice President of Global Professional Services. Before joining us Mr. Richards was at Silicon Graphics, Inc. beginning in November of 1998, where he was a Vice President, Professional Services. From July 1997 until November 1998, Mr. Richards was employed by Compaq Computer, where he served as a Vice President, Professional Services. Prior to Compaq, Mr. Richards was a manager with IBM from 1995 to 1997. Mr. Richards has an undergraduate degree from Southwest Texas State University where he studied management and computer science.

      Thomas A. Arnold joined us in March 1996 and was our Vice President of Engineering before becoming our Chief Technical Officer in June 1999. From October 1989 to March 1996, Mr. Arnold managed applications development at Silicon Graphics, Inc. Mr. Arnold received a B.S. in Public Administration at San Jose State University and an M.B.A. with an emphasis in Information Technology Management from Golden Gate University.

      Joseph Bastable joined us in April 2000 as our Vice President, Eastern Area Professional Services before becoming our Vice President of Channel Sales in March 2001. From 1998 to 2000, Mr. Bastable served as Professional Services Director at Silicon Graphics, Inc. In 1998, Mr. Bastable served as Professional Services Managing Director for Compaq. From 1996 to 1998, Mr. Bastable served as Practice Manager at IBM. Since 1973 and prior to IBM, Mr. Bastable held various management and consulting positions at companies including Prudential Preferred Financial Services and Liz Claiborne. Mr. Bastable earned a B.A. in Economics from Iona College.

      Mike Brecheisen joined us in April 2000 as our Vice President, Central Area Professional Services before becoming our Vice President of Direct Sales in March 2001. From 1985 to 1994 and 1996 to 2000, Mr. Brecheisen served in various senior management positions at IBM. Mr. Brecheisen also served as Director of Point of Sale Division for CompuAdd from 1994 to 1996. Mr. Brecheisen earned a B.S. in Industrial Engineering from New Mexico State University.

      Carol J. Buckreus joined us in May 2000 as the Vice President of Operations. Prior to joining us, Ms. Buckreus served as Director of Software Operations for Silicon Graphics, Inc. and held a variety of management positions at Unisys Corporation. Ms. Buckreus earned a B.A. in Psychology, as well as an M.B.A., from the University of Rochester.

      Donald L. Endres joined the Company in January 2000 as Vice President of Internet Stored Value Services as a part of the acquisition of ExpressGold.com by the Company. Mr. Endres was Chief Executive Officer and co-founder of ExpressGold, a company which provided internet merchants with private label stored value transaction services. In 1985 Mr. Endres founded Special Teams, a university card systems company which he later sold to American Express in 1995 and served as President of American Express Special Teams ("AEST") from 1995 to 1997. AEST creates stored value applications for the American Express Stored Value Group. Mr. Endres serves as a director of CoEv, Inc., a worldwide provider of magnetic solutions for digital communications companies and WiseCare.com, an Internet customer service company. Mr. Endres received a B.S. in Animal Science and minors in Computer Science and Economics from South Dakota State University.

      Steven W. Klebe joined the Company in April 1997 and has served as the Company's Vice President of Strategic Alliances, Payment and Risk Management since January 2001. From January 1999 to January 2001, he served as the Company's Vice President of Payment Industry Alliances. Prior to January 1999, Mr. Klebe was the Company's Vice President of Business Development and also held a number of sales and marketing positions with the Company. From 1994 to 1997, Mr. Klebe was Vice President of Sales for CyberCash, a provider of Internet payment services. From 1985 to 1994, Mr. Klebe was employed by VeriFone Corporation, an electronic payment system provider. Mr. Klebe received a B.S. in Marketing from Northeastern University.

      Patricia A. Martin joined the Company in October 1998 and has served as the Company's Vice President of Customer Support since January 2001. Prior to January 2001, Ms. Martin served as Senior Director of Information Technology. From July 1997 to September 1998, Ms. Martin was Senior Manager of Business Applications at Acuson Corporation. Ms. Martin also held various management positions during her career at Silicon Graphics, Inc. from 1987 to 1997. Ms. Martin received a B.S. in Information Technology from Santa Clara University.

      Tracy L. Wilk has served as the Company's Vice President of Product Management since joining the Company in April 1999. From 1992 to 1999, Mr. Wilk was Vice President of Strategic Alliances and Investments at Visa International. Prior to joining Visa, Mr. Wilk held a number of management positions at large financial services companies including First Data Corporation, Bank of America and Providian. Mr. Wilk received a B.A. in Economics and an M.B.A. both from the University of California, Berkeley.

Executive Compensation

      The following table sets forth information concerning compensation of the Company's Chief Executive Officer and four other most highly compensated executive officers serving as executive officers on December 31, 2000 whose aggregate cash compensation exceeded $100,000 during the year ended December 31, 2000 and one individual who was not employed by the Company at year end but who otherwise satisfies the criteria (collectively, the Company's "Named Executive Officers").

                           Summary Compensation Table

                                                                                  Long-Term
                                                    Annual Compensation         Compensation
                                                    -------------------         ------------
                                                                                 Securities
Name and Principal Position in 2000          Year      Salary        Bonus    Underlying Options
-----------------------------------          ----      ------        -----    ------------------
William S. McKiernan                         2000     $ 260,417     $99,881              --
 Chairman and Chief Executive Officer......  1999       177,587      20,833              --
                                             1998            --          --              --

Erna Arnesen                                 2000       205,000     130,930          95,000
 Vice President, North American              1999        83,558      28,967         150,000
 Field Operations (1)......................  1998            --          --              --

L. Evan Ellis, Jr.                           2000       187,083      78,366         215,000
 President and Chief Operating Officer (2).  1999       133,776      72,975         250,000
                                             1998            --          --              --

Robert J. Ford                               2000       175,000      48,079         105,000
 Senior Vice President                       1999        87,500      25,563         150,000
 of Product Development....................  1998            --          --              --

Charles E. Noreen, Jr.                       2000       170,417      41,545         120,000
 Vice President Finance and Administration   1999       152,808      55,000         150,000
 and Chief Financial Officer (3)............ 1998        42,115          --

Joseph Richards                              2000       150,000     275,602         205,000
 Senior Vice President of Worldwide Sales..  1999            --          --              --
                                             1998            --          --              --

----------
(1) Ms. Arnesen's employment with the Company terminated on February 1, 2001.
(2) Mr. Ellis' employment with the Company terminated on October 10, 2000.
(3) Mr. Noreen's employment with the Company terminated on March 8, 2001.

                       Option Grants In Fiscal Year 2000

      The following table sets forth information for each of the Company's Named Executive Officers concerning stock options granted to them during the fiscal year ended December 31, 2000.

                                                                                Potential Realizable
                                                                                  Value at Assumed
                                                                                  Annual Rates of
                       Number of                                                   Stock Price
                      Securities    Percent of                                   Appreciation for
                      Underlying   Total Options     Exercise                      Option Term(4)
                       Options      Granted to       Price Per  Expiration    ------------------------
                      Granted(1)   Employees (2)      Share       Date(3)         5%            10%
                      ----------   -------------      -----       -------         --            ---
William S. McKiernan        --         --                --            --            --             --
Erna Arnesen            35,000        .4%            32.125      03/31/10      $707,113     $1,791,964
                        60,000        .7%              6.75      08/11/10       254,702        645,465
L. Evan Ellis, Jr       50,000        .6%            27.437      02/28/10       862,749      2,186,376
                        75,000        .9%            32.125      03/31/10     1,515,243      3,839,923
                        90,000       1.0%              6.75      08/11/10       382,053        968,199
Robert J. Ford          50,000        .7%            32.125      03/31/10     1,010,162      2,559,949
                        55,000        .7%              6.75      08/11/10       233,477        591,677
Charles E. Noreen, Jr   65,000        .8%           $32.125      03/31/10     1,313,211      3,327,933
                        55,000        .7%              6.75      08/11/10       233,477        591,677
Joseph Richards        150,000         2%            32.125      03/31/10     3,030,486      7,679,846
                        25,000        .3%              6.75      08/11/10       106,126        268,944

----------
(1) Each of the above options was granted pursuant to our 1999 Stock Option Plan or our 1999 Nonqualified Stock Option Plan.
(2) In fiscal 2000, the Company granted options to employees to purchase an aggregate of 7,659,649 shares.
(3) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated or upon the optionee's death or disability.
(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices.

   Aggregate Option Exercises In Last Fiscal Year and Year-End Option Values

      The following table sets forth information concerning exercises of stock options during the fiscal year ended December 31, 2000 by each of the Company's Named Executive Officers and the number and value of unexercised options held by each of the Company's Named Executive Officers on December 31, 2000.

                                                              Number of
                                                         Securities Underlying            Value of Unexercised In-
                     Shares Acquired       Value        Unexercised Options at               the-Money Options at
Name                  on Exercise        Realized           December 31, 2000                December 31, 2000 (1)
----                  -----------        --------           -----------------                ---------------------
                                                       Exercisable    Unexercisable     Exercisable     Unexercisable
                                                       -----------    -------------     -----------     -------------
William S. McKiernan        --                 --             --              --               --              --
Erna Arnesen                --                 --         62,266         182,734               --              --
L. Evan Ellis, Jr           --                 --             --         366,981               --              --
Robert J. Ford.             --                 --         66,821         188,179               --              --
Charles E. Noreen, Jr   11,828           $141,404         68,900         169,272          $90,689         $216,875
Joseph Richards             --                 --              0         205,000               --          $69,600

----------
(1) The value of unexercised "in-the-money" options represents the difference between the exercise price of stock options and $2.375, the closing sales price of the Common Stock on December 31, 2000.

                       CERTAIN RELATED PARTY TRANSACTIONS

Relationship with Beyond.com Corporation

      In December 1997, the Company was spun-off from Beyond.com Corporation into a new Delaware corporation, now called CyberSource Corporation. In connection with the spin-off, Beyond.com Corporation issued the Company's capital stock to Beyond.com Corporation stockholders such that, following consummation of the spin-off, each of Beyond.com Corporation's stockholders held shares of Common Stock, Series A preferred stock, Series B preferred stock, and Series C preferred stock of CyberSource in equal number and ownership proportion and with the same rights as the stockholder had as a Beyond.com Corporation stockholder. On the date of the spin-off, Beyond.com Corporation employees were granted stock options in CyberSource based on the extent to which the employees' original options in Beyond.com Corporation were vested. Immediately following the spin-off, the Company's employees maintained their outstanding vested stock options in Beyond.com Corporation and were granted additional stock options in CyberSource to the extent of their original options. The exercise prices of the original and additional option grants were adjusted to reflect the allocation of the fair market price per share between Beyond.com Corporation and the Company's Common Stock, respectively, at the time of the spin-off.

      The Company has entered into agreements with Beyond.com Corporation for the purpose of defining the ongoing relationship between the two companies. Because four out of five of the Company's directors were also directors of Beyond.com Corporation at the time these agreements were negotiated and members of the Company's management team were formerly a part of the management team of Beyond.com Corporation, these agreements are not necessarily the result of arm's length negotiations. However, the Company believes the terms of these agreements are no less favorable to it than could have been negotiated with a non-affiliated party. The Company qualifies the following description of these agreements in their entirety by reference to the agreements, which have been filed as exhibits to the registration statement on Form S-1 which the Company filed with the Securities and Exchange Commission on April 30, 1999, as subsequently amended, and the registration statement on Form S-1 which the Company filed with the Securities and Exchange Commission on October 19, 1999, as subsequently amended.

      Under the Company's Conveyance Agreement dated December 31, 1997, the Company received from Beyond.com Corporation:

      o technology (including rights to all patent applications, trademarks and other of the Company's intellectual property rights);

      o     contracts and licenses with third parties; and

      o tangible assets in connection with credit card processing, fraud screening, export control, territory management and electronic fulfillment services.

      In addition, the Company received employees engaged in the Internet commerce services business from Beyond.com Corporation. The Company believes that the Company obtained all property from Beyond.com Corporation necessary to operate the Company's business. The Company does not share any property with Beyond.com Corporation except for utility tools and improvements to the licensed technology as described below.

      In connection with this transfer, the Company entered into an Inter-Company Cross-License Agreement with Beyond.com Corporation in April 1998, which was amended in May 1998, pursuant to which Beyond.com Corporation granted the Company a non-exclusive, worldwide, perpetual, irrevocable, royalty-free license to (1) internally use technology related to electronic software distribution, and (2) use and sublicense its then existing customer database in connection with fraud detection and verification. Under this agreement, the Company granted Beyond.com Corporation a worldwide, perpetual, irrevocable, royalty-free license to internally use the Company's SmartCert technology and improvements thereto. The Company also granted Beyond.com Corporation the right to modify this technology for purposes of merging the technology into its Cache Manager technology (either alone or in combination with other software) for subsequent sublicense to enterprises and governmental agencies. However, the Cross-License Agreement limits the ability of Beyond.com Corporation to use the Company's technology to compete with the Company. The Cross-License Agreement further provides that the parties shall have joint ownership of utility tools developed jointly prior to the date of the Cross-License Agreement, and any improvements to the licensed technology to the extent jointly developed after the date of the Cross-License Agreement. The Cross-License Agreement also allocates between the Company and Beyond.com Corporation the ownership of the other inventions each party made on or before June 30, 1998. Each party has agreed to indemnify the other against any third party claims regarding the licensee's use of licensed technology that results in a claim against the licensor, except to the extent that the claim is based upon a claim that the licensed technology infringes upon any third party's intellectual property rights.

      The Company also entered into an Internet Commerce Services Agreement with Beyond.com Corporation, pursuant to which the Company agreed to provide services including credit card processing, fraud screening, export control, territory management and electronic fulfillment. Pursuant to the terms of this agreement, Beyond.com Corporation agreed to indemnify the Company for an amount not to exceed $100,000 against any claim based upon an allegation that the software the Company distributed infringes upon any third party's intellectual property rights. The Company agreed to indemnify Beyond.com Corporation for an amount not to exceed $100,000 against any claim based upon an allegation that the Company's services, or the use of any software the Company provided in connection with the Company's services, infringes any third party's intellectual property rights. This agreement was superseded by the CyberSource Internet Commerce Services Agreement entered into by the Company with Beyond.com Corporation effective as of May 1999 pursuant to which the Company agreed to provide similar services. Under the 1999 agreement, the Company and Beyond.com Corporation agreed to indemnify each other against any claim based upon an allegation that any services or products of the indemnifying party infringe upon any third party's intellectual property rights. The initial term of the 1999 agreement expired on May 1, 2000, and the term of the 1999 agreement automatically renews for additional one-year terms until the 1999 agreement is terminated by either party. The 1999 agreement was superceded by the CyberSource Solutions Reseller Agreement entered into by the Company with Beyond.com Corporation effective as of May 1, 2000 pursuant to which the Company agreed to provide similar services to Beyond.com as well as certain customers of Beyond.com on whose behalf Beyond.com is obtaining services from the Company. Under the 2000 agreement, neither company has any indemnification obligations. The initial term of the 2000 agreement expires on May 1, 2001, and the term of the 2000 agreement automatically renews for additional one-year terms until the 2000 agreement is terminated by either party. During 1998, 1999 and 2000, the Company recorded approximately $801,000, $768,000 and $1,665,000, respectively, of revenues related to these services.

      The Company also entered into a CyberSource Professional Services Agreement with Beyond.com Corporation, effective September 24, 1999, pursuant to which the Company agreed to provide ongoing consultation services, including configuration of Beyond.com's use of the Company's fraud screening service. Pursuant to the terms of the agreement, the Company agreed to indemnify Beyond.com Corporation against any claim based upon an allegation that any result of consulting services provided by CyberSource infringe upon any third party's intellectual property rights. Pursuant to the terms of the agreement, Beyond.com Corporation agreed to indemnify CyberSource against any claim based upon an allegation that any materials made available by Beyond.com Corporation to CyberSource to facilitate CyberSource provided consulting services infringe upon any third party's intellectual property rights. The initial term of the agreement expired on September 24, 2000 and the agreement automatically renews for additional one-year terms until the agreement is terminated by either party. During 1999 and 2000, the Company recorded approximately $0 and $15,000, respectively, of revenues related to these services.

      The Company entered into a Software License Agreement with Beyond.com Corporation on June 30, 1999, pursuant to which the Company purchased a perpetual, transferable, worldwide license to copy, modify, market and otherwise use technology related to transaction processing services. Pursuant to the terms of the agreement, Beyond.com Corporation will not license or otherwise distribute the software to any of the Company's competitors through June 30, 2001, and the Company will own all modifications or derivative works of the software. Beyond.com Corporation will indemnify the Company against any legal cause of action brought against the Company to the extent that the cause of action is based on a claim that the software infringes any intellectual property rights of a third party, and the Company will indemnify Beyond.com Corporation against any legal cause of action brought against Beyond.com Corporation to the extent that the cause of action is based on a claim that any modification or derivative of the software infringes any intellectual property rights of a third party. The purchase price of the license was $600,000.

Option Grants and Agreements with Executive Officers and Directors

      The Company granted to the following executive officers and directors options to purchase shares of the Company's Common Stock on the date, for the number of shares, with an exercise price as indicated opposite each person's name:

                                               Securities
                                               Underlying
Name                         Option Date         Options        Option Price
----                         -----------         -------        ------------

William S. McKiernan......            --              --               --

Robert J. Ford............      03/31/00          50,000           32.125
                                08/11/00          55,000             6.75

Gregory W. Madsen.........       1/10/00         125,000            43.00
                                03/31/00          25,000           32.125
                                08/11/00         110,000             6.75

Joseph Richards...........   4/03/01 (1)          30,000             0.05
                                04/04/00         150,000            28.50
                                 8/11/00          25,000             6.75

Linda Fayne Levinson......      01/01/00           5,000            51.75

John J. McDonnell, Jr.....            --              --               --

Steven P. Novak...........      01/01/00           5,000            51.75

Richard Scudellari........      01/01/00           5,000            51.75

Kenneth R. Thornton (2)...            --              --               --

----------
(1)   Restricted stock grant.
(2)   Mr. Thornton did not serve on our Board of Directors in fiscal 2000.

      Acquisition of PaylinX

      In September 2000 we consummated the acquisition of all the issued and outstanding capital stock of PaylinX Corporation. In connection with the acquisition, we issued 891,893 shares of our Common Stock to Mr. McDonnell and members of his immediate family, who were PaylinX stockholders prior to the acquisition. The closing price of our Common Stock on September 18, 2000, the date on which the acquisition became effective, was $10.75 per share.

      Rescission Agreement

      In December 2000, we entered into a Rescission Agreement with Charles E. Noreen, Jr. one of our former executive officers. The purpose of the agreement was to effect the rescission of a transaction in which Mr. Noreen exercised an option to purchase 30,000 shares of our Common Stock. Pursuant to the rescission, we returned the aggregate exercise price of the shares, $16,200, to Mr. Noreen in exchange for the shares of Common Stock.

      Rescission Agreements

      In December 2000, we entered into two Rescission Agreements with Thomas A. Arnold, one of our former executive officers. The purpose of the agreements was to effect the rescission of two transactions in which Mr. Arnold exercised options to purchase a total of 17,563 shares of our Common Stock. Pursuant to the rescission, we returned the aggregate exercise price of the shares, $460.32, to Mr. Arnold in exchange for the shares of Common Stock.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

      The Compensation Committee has responsibility for reviewing and developing compensation policies applicable to the Company's executive officers and directors, making recommendations to the Board of Directors regarding all forms of compensation to executive officers and directors, and administering the Company's 1998 and 1999 Stock Option Plans and the 1999 Non-Qualified Stock Option Plan (collectively, the "Plans"), under which option grants may be made to executive officers, directors and other key employees.

Executive Compensation Philosophy

      The Compensation Committee believes that the primary goal of the Company's executive compensation program should be related to creating stockholder value. The executive compensation policies of the Compensation Committee are designed to provide incentives to create stockholder value by attracting, retaining and motivating executive talent that contributes to the Company's long-term success, by rewarding the achievement of the Company's short-term and long-term strategic goals, by linking executive officer compensation and stockholder interests through grants of awards under the Plans and by recognizing individual contributions to Company performance. The Committee evaluates the performance of the Company and compares it to other companies of similar size engaged in activities similar to those of the Company. The compensation of the Company's Named Executive Officers in 2000 consisted of base salaries, bonuses, stock options and restricted stock grants.

      The Compensation Committee reviews the available competitive data, evaluates the particular needs of the Company, and evaluates each executive's performance to arrive at a decision regarding compensation programs. From time to time the Compensation Committee retains independent executive compensation experts in connection with executive compensation matters.

2000 Executive Compensation

      For services performed in 2000, executive compensation consisted of base salary, bonuses, grants of stock options and restricted stock grants under the Plans. The stock options vest over time.

      Base Salary and Bonuses. Base salaries and bonuses for the Company's executive officers (other than the Chief Executive Officer) are determined primarily on the basis of the executive officer's responsibility, qualification and experience, as well as the general salary practices of peer companies among which the Company competes for executive talent. The Committee reviews the base salaries of these executive officers at least annually in accordance with certain criteria determined primarily on the basis of certain factors which include (i) individual performance, (ii) the functions performed by the executive officer and (iii) changes in the compensation peer group in which the Company competes for executive talent. The weight that the Compensation Committee places on such factors may vary from individual to individual and necessarily involves subjective determinations of individual performance. Bonuses may be based on a combination of the individual executive's performance and the Company's performance.

      Long-Term Incentive Compensation Awards. The Plans provide for grants to key executives and employees of the Company of (i) shares of Common Stock of the Company, (ii) options or stock appreciation rights ("SARs") or similar rights, or (iii) any other security with the value derived from the value of the Common Stock of the Company or other securities issued by a related entity. The Compensation Committee may make grants under the Plans based on a number of factors, including (a) the executive officer's position in the Company, (b) his performance and responsibilities, (c) the extent to which he or she already holds an equity stake in the Company, and (d) contributions and anticipated contributions to the success of the Company's financial performance. In addition, the size, frequency, and type of long-term incentive grants are generally determined on the basis of past granting practices, fair market value of the Company's stock, tax consequences of the grant to the individual and the Company, accounting impact, and the number of shares available for issuance. However, the Plans do not provide any formulaic method for weighing these factors, and a decision to grant an award is based primarily upon the Compensation Committee's evaluation of the past as well as the future anticipated performance and responsibilities of each individual. The Compensation Committee may also consult with the compensation consultants with respect to long-term incentives and other compensation awards.

Deductibility of Compensation

      Section 162(m) of the Code denies a deduction for compensation in excess of $1 million paid to certain executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. Option grants under the Company's 1999 Stock Option Plan are intended to qualify as "performance-based" compensation not subject to the Section 162(m) deduction limitation. In addition, the Committee believes that a substantial portion of the compensation program would be exempted from the $1 million deduction limitation.

Chief Executive Officer Compensation

      The Chief Executive Officer's base salary and bonus is determined primarily based on an analysis of the Company's and the Chief Executive Officer's performance and achievements, and a review of the compensation paid to the chief executive officers of peer companies. The establishment of the Chief Executive Officer's salary and bonus was not based on specific quantitative performance goals and achievements, but rather on the overall performance of the Company and Chief Executive Officer as determined by the Committee. The Committee engaged an independent executive compensation expert in reviewing the compensation paid to the chief executive officers of the Company's peers as such compensation compares to that paid to the Chief Executive Officer.

      Due to the Chief Executive Officer's significant equity interest in the Company, the Chief Executive Officer has in the past not been awarded stock options or other equity awards.

                                     COMPENSATION COMMITTEE OF
                                     THE BOARD OF DIRECTORS

                                     John J. McDonnell, Jr.
                                     Steven P. Novak
                                     Richard Scudellari
                                     Kenneth R. Thornton

                             AUDIT COMMITTEE REPORT

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

      In accordance with its written charter adopted by the Board of Directors of the Company (the "Board"), the Audit Committee of the Board (the "Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year 2000, the Committee met four times, and discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer, controller and independent auditors prior to public release.

      In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement relating to relationships between the auditors and the Company that might bear on the auditors' independence, consistent with the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

      The Committee discussed with the independent auditors all matters required to be discussed as described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

      The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

      Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors and the Board concurred in such recommendation.

      Each of the members of the Audit Committee is independent as defined under the listing standards of the NASDAQ.

                                       AUDIT COMMITTEE OF
                                       THE BOARD OF DIRECTORS

                                       John J. McDonnell, Jr.
                                       Steven P. Novak
                                       Richard Scudellari
                                       Kenneth R. Thornton

Performance Graph

      The following line graph compares the yearly percentage change in (i) the cumulative total stockholder return on the Company's Common Stock since June 24, 1999 with (ii) cumulative total stockholder return on (a) the Nasdaq Stock Market -- U.S. Index and (b) the JP Morgan H & Q Internet 100. The comparison assumes an investment of $100 on June 24, 1999, and reinvestment of dividends, if any. The stock price performance shown on the graph is not necessarily indicative of future price performance.

  [The following table was dipicted as a line chart in the printed material.]

                              [LINE CHART OMITTED]

                                 06/24/00     12/31/99   06/30/00    12/31/00

CyberSource Corporation           100.00       470.45     125.57      21.59
Nasdaq Stock Market -- U.S.       100.00       159.76     155.91      96.05
JP Morgan H & Q Internet 100      100.00       219.15     169.81      84.32

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth the beneficial ownership of Common Stock as of March 26, 2001 as to (a) each director and nominee, (b) each named executive officer, (c) all directors and officers as a group, and (d) for each person known by the Company, as of December 31, 2000, to beneficially own more than 5% of the outstanding shares of its Common Stock.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 26, 2001 are deemed outstanding. Percentage of beneficial ownership is based upon 35,168,644 shares of Common Stock outstanding. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite the person's name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o CyberSource Corporation, 1295 Charleston Road, Mountain View, California 94043.

                                                       Shares Beneficially Owned
Name of Beneficial Owner                                 Number      Percentage
------------------------                                 ------      ----------
William S. McKiernan(1)............................     4,541,684       12.91%
Vulcan Ventures, Inc.(2)
  505 Union Station
  505 Fifth Avenue, Suite 900
  Seattle, WA 98104................................     2,123,320        6.04
Paul G. Allen(3)
  505 Union Station
  505 Fifth Avenue, Suite 900
  Seattle, WA 98104................................     2,123,320        6.04
Erna Arnesen (4)...................................         1,000           *
L. Evan Ellis (5)..................................         2,172           *
Robert J. Ford (6).................................        95,273           *
Charles E. Noreen, Jr.(7)..........................        85,421           *
Joseph Richards (8)................................        58,937           *
Linda Fayne Levinson (9)...........................        35,000           *
John J. McDonnell Jr. (10).........................       904,667           *
Steven P. Novak (11)...............................        90,000           *
Richard Scudellari (12)............................        30,500           *
Kenneth R. Thornton (13)...........................        12,500           *
All executive officers and directors as a group
   (10 persons)(14)................................     5,857,154       16.65

----------
*     Less than 1% of the outstanding Common Stock.

(1) Includes 4,241,964 shares of Common Stock held by Mr. McKiernan and 299,720 shares of Common Stock held by members of Mr. McKiernan's immediate family. Mr. McKiernan disclaims beneficial ownership of the shares held by his immediate family.

(2) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001, filed on behalf of Vulcan Ventures, Inc. Pursuant to the Schedule 13G Vulcan Ventures, Inc. shares voting power as to 2,123,320 shares. In addition, Vulcan Ventures, Inc. shares dispositive power as to 2,123,320 shares.

(3) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001, filed on behalf of Paul G. Allen. Pursuant to the
      Schedule 13G Paul G. Allen shares voting power as to 2,123,320 shares. In addition, Paul G. Allen shares dispositive power as to 2,123,320 shares.

(4) Includes options to purchase 0 shares of Common Stock exercisable within 60 days of March 26, 2001.

(5) Includes options to purchase 0 shares of Common Stock exercisable within 60 days of March 26, 2001.

(6) Includes options to purchase 93,123 shares of Common Stock exercisable within 60 days of March 26, 2001.

(7) Includes options to purchase 54,421 shares of Common Stock exercisable on or before April 8, 2001.

(8) Includes options to purchase 58,437 shares of Common Stock exercisable within 60 days of March 26, 2001.

(9) Includes options to purchase 25,000 shares of Common Stock exercisable within 60 days of March 26, 2001.

(10) Includes options to purchase 497,757 shares of Common Stock exercisable within 60 days of March 26, 2001.

(11) Includes options to purchase 15,000 shares of Common Stock exercisable within 60 days of March 26, 2001.

(12) Includes options to purchase 15,000 shares of Common Stock exercisable within 60 days of March 26, 2001.

(13) Includes options to purchase 12,500 shares of Common Stock exercisable within 60 days of March 26, 2001.

(14) Includes options to purchase 771,232 shares of Common Stock exercisable within 60 days of March 26, 2001 or, with respect to those described in footnote 7 only, on or before April 8, 2001.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain Reporting Persons that no Forms 5 were required, the Company believes that it complied with all applicable reporting requirements.

      The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                                 THE BOARD OF DIRECTORS

Dated: April 13, 2001

                                   Appendix 1

                    [to be attached to proxy at the printer]